Exhibit 99.3

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically or by phone MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 must be received by 11:59 p.m., Bermuda Time, on November 22, 2020. Online GIof ntoo welwewct.reonnviicsivoontrienpgo, rts.com/TPRE delete QR code and control # oΔr scan the≈ QR code — login details are located in the shaded bar below. Vote by Telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/TPRE. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q For Against Abstain ForAgainst Abstain + 1. To consider and vote on a proposal to approve the issuance of Third Point Reinsurance Ltd. common shares, par value $0.10 per share, which we refer to as the “TPRE Common Shares,” including the issuance of TPRE Common Shares upon, if applicable, conversion of the Series A Preference Shares pursuant to the Series A Preference Shares Certificate of Designation, exercise of the Warrants pursuant to the Warrant Agreement and settlement of the Upside Rights pursuant to their terms, to Sirius shareholders as consideration in the merger contemplated by the Agreement and Plan of Merger, dated as of August 6, 2020, as it may be amended from time to time, by and among Third Point Re, Sirius and Yoga Merger Sub Limited, a wholly owned subsidiary of Third Point Re, which we refer to as the “merger agreement”. 2. To consider and vote on a proposal to approve the issuance of TPRE Common Shares to Daniel S. Loeb pursuant to the equity commitment letter between Third Point Re, Third Point Opportunities Master Fund Ltd. and Daniel S. Loeb, dated August 6, 2020. 3. To consider and, if thought fit, approve Bye-laws 24.2 through 24.8 and Bye-law 27 related to the procedures for shareholder proposals and nomination of directors, respectively. 4. To consider and, if thought fit, approve the deletion of (i) Bye-law 40.3, which is no longer relevant because the former investors named therein no longer have board appointment rights, and (ii) Bye-law 44.1, which is no longer relevant because the Effective Date described therein has passed. 6. To consider and, if thought fit, approve Bye-law 81.1, which removes the right of Daniel S. Loeb to consent to amendments to the bye-laws that would have a material adverse effect on him so long as he holds at least 25% of the Third Point Re shares he held on December 22, 2011 (which right will instead be contained in an investor rights agreement between Third Point Re and Mr. Loeb). ForAgainst Abstain 7. To consider and, if thought fit, approve the deletion of Bye-laws 7 and 43.5 and the amendment to Bye-law 82, which (i) removes the requirement for Daniel S. Loeb to approve certain affiliate transactions, (ii) removes the right of Daniel S. Loeb to appoint a board observer and (iii) removes the right of Daniel S. Loeb to consent to amendments to the memorandum of association that would have a material adverse effect on him, in each case so long as he holds at least 25% of the Third Point Re shares he held on December 22, 2011 (all of which rights will instead be contained in an investor rights agreement between Third Point Re and Mr. Loeb). 8. To consider and, if thought fit, approve the bye-laws of Third Point Re in the manner set forth in Annex G of the Joint Proxy Statement/Prospectus to be effective upon the completion of the merger, and to adopt the bye-laws as the bye-laws of Third Point Re in substitution for and to the exclusion of all the existing bye-laws thereof, conditional upon consummation of the merger contemplated by the merger agreement. 9. To consider and vote on a proposal to change the name of Third Point Reinsurance Ltd. to “SiriusPoint Ltd.” upon consummation of the merger contemplated by the merger agreement. 10. To consider and vote on a proposal to approve the adjournment from time to time of the Third Point Reinsurance Ltd. special meeting, if necessary to solicit additional proxies if there are not sufficient votes at the time of the Third Point Re special meeting, or any adjournment or postponement thereof, to approve the share issuance proposal. MMMMMMM 5. To consider and, if thought fit, approve Bye-laws 56.2, 56.3 and 56.4 to provide that a director with a conflict of interest must declare that interest, but that the director is not required to recuse himself or herself from the vote. C 1234567890 J N T 7 8 0 5 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 03BPPG MMMMMMMMM A Proposals — The Board of Directors recommend a vote FOR Proposals 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10. 2020 Special General Meeting Proxy Card1234 5678 9012 345

2020 Special General Meeting Admission Ticket 2020 Special General Meeting of Third Point Reinsurance Ltd. Shareholders Monday, November 23, 2020, at 10:00 a.m., Bermuda Time Point House, 3 Waterloo Lane, Pembroke HM 08, Bermuda Upon arrival, please present this admission ticket and photo identification at the registration desk. Important notice regarding the Internet availability of proxy materials for the Special General Meeting of Shareholders. The material is available at: www.envisionreports.com/TPRE. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2020 Special General Meeting of Shareholders Point House, 3 Waterloo Lane, Pembroke HM 08, Bermuda Proxy Solicited by Board of Directors for Special General Meeting - Monday, November 23, 2020 Daniel V. Malloy III, Christopher S. Coleman and Janice R. Weidenborner, or any of them, each with the power of substitution (the “Proxies”), are hereby authorized to represent and vote the shares of the undersigned, as designated on the reverse side, with all the powers which the undersigned would possess if personally present at the Special General Meeting of Shareholders of Third Point Reinsurance Ltd. to be held on Monday, November 23, 2020, at Point House, 3 Waterloo Lane, Pembroke HM 08, Bermuda at 10:00 a.m. Bermuda Time, and at any adjournments or postponements thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Special General Meeting. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + C Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. B Non-Voting Items Proxy — Third Point Reinsurance Ltd. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/TPRE.